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                                                                  EXHIBIT (a)(7)

                               J. MICHAEL BOWLES
            TRUSTEE UNDER THE WAVE TECHNOLOGIES INTERNATIONAL, INC.
                         PROFIT SHARING AND 401(k) PLAN

                             NOTICE TO PARTICIPANTS

                                 March 22, 2000

Dear Participants of the Wave Technologies International, Inc. Profit Sharing and 401(k) Plan:

     As a holder of shares of common stock, par value $0.50 per share (the "Shares") of Wave Technologies International, Inc. (the "Company"), we are delivering to you with this letter a copy of the Offer to Purchase, dated March 22, 2000 (the "Offer to Purchase"), and the Solicitation/Recommendation Statement of the Company in connection with the offer by WTI Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of The Thomson Corporation, a corporation organized under the laws of Ontario, Canada ("Thomson"), to purchase all outstanding Shares at a price of $9.75 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase (the "Offer").

     Any Shares held by you through the Wave Technologies International, Inc. Profit Sharing and 401(k) Plan (the "Plan") and held by the undersigned on your behalf as the Trustee of the Plan (the "Trustee") may be tendered by the Trustee pursuant to your instructions. The Offer will expire at 12:00 Midnight, New York City Time, on April 18, 2000 (the "Expiration Date"), unless it is extended pursuant to the terms of the Offer to Purchase, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer shall expire.

     To instruct the Trustee to tender Shares held by the Trustee in your Plan account at the time of the Expiration Date and to deliver such Shares to the depositary for the Offer (the "Depositary"), please complete the attached instruction form and return it to the Trustee in the envelope provided prior to 6:00 P.M., New York City time (5:00 P.M. St. Louis time) on or before Friday, April 14, 2000, the date which is two business days prior to the current Expiration date, so that the Trustee may properly tender such Shares to the Depositary prior to the Expiration Date. Please note that if the instruction form is not received on or before 6:00 P.M., New York City time (5:00 P.M St. Louis time), on Friday, April 14, 2000, there is no assurance that your instructions will be followed.

     In order to ensure that your instructions to the Trustee remain confidential, please return the instruction form directly to the Trustee. Your instructions to the Trustee will be kept confidential.

     If you previously signed and returned a Letter of Transmittal in connection with Shares held by you outside your Plan account, you must still complete the instruction form and return it to the Trustee in order to tender Shares held by you in your Plan account. The instruction form will serve as confirmation of your tender of the Shares held by the Trustee in your Plan account and as authorization for the Trustee to deliver such Shares to the Depositary.

     If you have any questions with regard to the Offer to Purchase and associated tender materials in connection with the Offer, or if you have not received any of the Offer materials, please call Innisfree M&A Incorporated at
(888) 750-5834.

     If you have any questions with regard to your Plan account Shares held by the Trustee, please call the Trustee's staff at (800) 994-5767.

                                          Sincerely,

                                          J. Michael Bowles
                                          Trustee
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                   THE WAVE TECHNOLOGIES INTERNATIONAL, INC.
                         PROFIT SHARING AND 401(K) PLAN

                INSTRUCTION TO TRUSTEE WHETHER TO TENDER SHARES

     The undersigned participant in the Wave Technologies International, Inc. Profit Sharing and 401(k) Plan (the "Plan") hereby instructs J. Michael Bowles, as Trustee under the Plan (the "Trustee"), to tender or not to tender, pursuant to the Offer, the Shares held in his or her account under the Plan (as explained in the accompanying Notice to Participants) in accordance with the instruction form on the reverse side of this form.

     THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY THE TRUSTEE NO LATER THAN 6:00 P.M. NEW YORK CITY TIME (5:00 P.M. ST. LOUIS TIME) ON FRIDAY, APRIL 14, 2000.

     If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which the Trustee must receive your instructions will be extended automatically to 6:00 P.M., New York City time (5:00 P.M. St. Louis time) on the third business days prior to such extended expiration time.

     IF THIS FORM IS RECEIVED AFTER 6:00 P.M. NEW YORK CITY TIME (5:00 P.M. ST. LOUIS TIME) ON FRIDAY, APRIL 14, 1999, THE TRUSTEE CANNOT ENSURE THAT YOUR INSTRUCTIONS WILL BE FOLLOWED. YOUR INSTRUCTIONS ARE CONFIDENTIAL AS EXPLAINED IN THE ACCOMPANYING NOTICE TO PARTICIPANTS.
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             TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.

[X] Please mark your choice like this and sign and date below.

THE TRUSTEE MAKES NO RECOMMENDATIONS AS TO YOUR DECISION TO TENDER OR NOT TO TENDER SHARES HELD IN YOUR ACCOUNT UNDER THE PLAN PURSUANT TO THE OFFER.

[ ] Tender ALL of the Shares held in my account under the Plan.

[ ] Tender the percentage of Shares held in my account under the Plan indicated
    below:
    Percentage of Shares (in whole numbers):          %

[ ] Do not tender any Shares held in my account under the Plan.

     As a participant in the Plan, I acknowledge receipt of the Offer to Purchase, Solicitation/Recommendation Statement and the Notice to Participants dated March 22, 2000, and I hereby instruct the Trustee of the Plan to tender or not to tender the Shares held in my account under the Plan as indicated above.

     I understand that if I sign, date and return this instruction form but do not provide the Trustee with Specific instructions, the Trustee will treat this instruction form as not providing any instruction to the Trustee regarding the Offer. In accordance with the terms of the trust which is the funding vehicle for the Plan, the Trustee will not sell any Shares held by the Plan for which no participant instructions are timely received unless it determines that it is legally obligated to do so.

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SIGNATURE                                              DATE
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           PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION FORM PROMPTLY
                    IN THE POSTAGE PREPAID ENVELOPE PROVIDED